UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2018 (December 19, 2018)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 108

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On December 16, 2018, Aaron Serruya, a director of Cool Holdings, Inc. (the "Company") resigned as a member of the board of directors. Mr. Serruya was a member of the Company's Audit Committee at the time of his resignation. Mr. Serruya’s resignation reduced the number of directors currently serving on the Company's Audit Committee to two, rendering the Company noncompliant with NASDAQ Listing Rule 5605(c)(2) of the listing rules of The NASDAQ Stock Market LLC ("Nasdaq"), which requires that the Audit Committee of a Nasdaq-listed company have at least three members, each meeting independence and certain other criteria.

On December 19, 2018, the Company advised Nasdaq of Mr. Serruya’s resignation, its consequences with regard to compliance with NASDAQ Listing Rule 5605(c)(2) and the Company's intention to regain compliance in a timely manner.

On December 26, 2018, Nasdaq issued a letter to the Company confirming the Company’s noncompliance with Listing Rule 5605 and announcing that, consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4), it would provide the Registrant a cure period in order to regain compliance as follows:

In accordance with NASDAQ Listing Rule 5605(c)(4), the Company has an automatic cure period in order to regain compliance with NASDAQ Listing Rule 5605(c)(2). The Company expects to regain compliance with such rule by filling Mr. Serruya’s vacancy on the Audit Committee with a new independent director who satisfies the applicable requirements of the Nasdaq Listing Rules prior to the expiration of the cure period provided under NASDAQ Listing Rule 5605.

(b)  The information set forth under Item 3.01(a) of this report is incorporated by reference into this Item 3.01(b).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.

Date:	December 27, 2018	By:	/s/ Alfredo Carrasco
Alfredo Carrasco
Chief Financial Officer